AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT

        This Amended and Restated Registration Rights Agreement (“Agreement”), dated as of this 30th day of June, 2001, is among General Communication, Inc., an Alaska corporation (“GCI”), MCI WORLDCOM Network Services, Inc., a Delaware corporation, as successor in interest to MCI Telecommunications Corporation, a Delaware corporation (“Network Services”), and WorldCom, Inc., a Georgia corporation (“WorldCom”).

RECITALS

        A.      In 1993, Network Services acquired Six Million Two Hundred Fifty One Thousand Five Hundred Nine (6,251,509) shares of GCI’s Class A and One Million Two Hundred Seventy Five Thousand Seven Hundred Ninety One (1,275,791) shares of GCI’s Class B Common Stock, no par value.

        B.      In 1996, Network Services acquired Two Million (2,000,000) shares of GCI’s Class A Common Stock, no par value.

        C.      As of this date, WorldCom acquired Nine Thousand (9,000) and Network Services acquired One Thousand (1,000), respectively, for a total of Ten Thousand (10,000) shares, of GCI’s Series C Convertible Redeemable Accreting Preferred Stock (“Series C Preferred Stock”) issued.

        D.      All such above-described shares of GCI’s Class A Common Stock, Class B Common Stock and Series C Preferred Stock which Network Services and/or WorldCom now own(s) and any securities issued in exchange for or in respect of such stock, whether pursuant to a stock dividend, stock split, stock reclassification or otherwise, are collectively referred to in this Agreement as the “Registrable Shares.”

        E.      This Agreement supersedes and replaces the Registration Rights Agreements between GCI and Network Services dated as of March 31, 1993 and as of October 31, 1996. GCI hereunder grants registration rights to WorldCom and Network Services and any successor or assign thereof as the holder of all or any portion of the Registrable Shares. WorldCom and Network Services, and such successors and assigns, are referred to in this Agreement as the “Holders,” or, individually as a “Holder.”

AGREEMENT

                 In consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

                 1.     Demand Registration.

                         (a)     Only if and as required to permit resales of the Registrable Shares by Holders, Holders shall at any time and from time to time, have the right to require registration under the Securities Act of 1933, as amended (“Securities Act”), of all or any portion of the Registrable Shares on the terms and subject to the conditions set forth in this Agreement.

                         (b)     Upon receipt by GCI of a Holder's written request for registration, GCI shall (i) promptly notify each other Holder in writing of its receipt of such initial written request for registration, and (ii) as soon as is practicable, but in no event more than sixty (60) days after receipt of such written request, file with the Securities and Exchange Commission (“Commission”), and use its best efforts to cause to become effective, a registration statement under the Securities Act (“Registration Statement”) which shall cover the Registrable Shares specified in the initial written request and any other written request from any other Holder received by GCI within twenty (20) days of GCI giving the notice specified in clause (i) hereof.

                         (c)     If so requested by any Holder requesting participation in a public offering or distribution of Registrable Shares pursuant to this Section 1 or Section 2 of this Agreement (“Selling Holder”), the Registration Statement shall provide for delayed or continuous offering of the Registrable Shares pursuant to Rule 415 promulgated under the Securities Act or any similar rule then in effect (“Shelf Offering”). If so requested by the Selling Holders, the public offering or distribution of Registrable Shares under this Agreement shall be pursuant to a firm commitment underwriting, the managing underwriter of which shall be an investment banking firm selected and engaged by the Selling Holders and approved by GCI, which approval shall not be unreasonably withheld. GCI shall enter into the same underwriting agreement as shall the Selling Holders, containing representations, warranties and agreements not substantially different from those customarily made by an issuer in underwriting agreements with respect to secondary distributions. GCI, as a condition to fulfilling its obligations under this Agreement, may require the underwriters to enter into an agreement in customary form indemnifying GCI against any Losses (as defined in Section 6) that arise out of or are based upon an untrue statement or an alleged untrue statement or omission or alleged omission in the Disclosure Documents (as defined in Section 6) made in reliance upon and in conformity with written information furnished to GCI by the underwriters specifically for use in the preparation thereof.

                         (d)     Each Selling Holder may, before such a Registration Statement becomes effective, withdraw its Registrable Shares from sale, should the terms of sale not be reasonably satisfactory to such Selling Holder; if all Selling Holders who are participating in such registration so withdraw, however, such registration shall be deemed to have occurred for the purposes of Section 4 of this Agreement, unless such Selling Holders pay (pro rata, in proportion to the number of Registrable Shares requested to be included) within twenty (20) days after any such withdrawal, all of GCI’s out-of-pocket expenses incurred in connection with such registration.

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                         (e)     Notwithstanding the foregoing, GCI shall not be obligated to effect a registration pursuant to this Section 1 during the period starting with the date sixty (60) days prior to GCI’s estimated date of filing of, and ending on a date six (6) months following the effective date of, a registration statement pertaining to an underwritten public offering of equity securities for GCI’s account, provided that (i) GCI is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that GCI’s estimate of the date of filing on such registration statement is made in good faith, and (ii) GCI shall furnish to the Holders a certificate signed by GCI’s President stating that in the Board of Directors’ good-faith judgment, it would be seriously detrimental to GCI or its shareholders for a Registration Statement to be filed in the near future; and in such event, GCI’s obligations to file a Registration Statement shall be deferred for a period not to exceed six (6) months.

                 2.     Incidental Registration. Each time that GCI proposes to register any of its equity securities under the Securities Act (other than (a) a registration effected solely to implement an employee benefit or stock option plan, (b) to sell shares obtained under an employee benefit or stock option plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable or (c) a registration effected pursuant to Section 10.1 of the General Communication, Inc. Preferred Stock Purchase Agreement dated April 30, 1999 for which the holders of securities relating to such registration have demanded that only their securities be included in such registration), GCI will give written notice to the Holders of its intention to do so. Each of the Selling Holders may give GCI a written request to register all or some of its Registrable Shares in the registration described in GCI's written notice as set forth in the foregoing sentence, provided that such written request is given within twenty (20) days after receipt of any such GCI notice. Such request will state (i) the amount of Registrable Shares to be disposed of and the intended method of disposition of such Registrable Shares, and (ii) any other information GCI reasonably requests to properly effect the registration of such Registrable Shares. Upon receipt of such request, GCI will use its best efforts promptly to cause all such Registrable Shares intended to be disposed of to be registered under the Securities Act so as to permit their sale or other disposition (in accordance with the intended methods set forth in the request for registration), unless (i) the sale is a firmly underwritten public offering and GCI determines reasonably and in good faith in writing that the inclusion of such securities would adversely affect the offering or materially increase the offering's costs or (ii) inclusion of such Registrable Shares is prohibited pursuant to the terms and conditions of any other registration rights agreement granting other GCI equity security holders the right to demand registration. In the case of clause (i) or (ii) above, such Registrable Shares and all other securities to be registered, other than those to be offered for GCI's account or those required to be included pursuant to the terms and conditions of any other registration rights agreement granting other GCI equity security holders the right to request registration, shall be excluded to the extent the underwriter determines. The total number of secondary shares included in such registration shall be shared pro rata by all security holders having contractual registration rights (other than those security holders having priority in a registration pursuant to the terms and conditions of any other registration rights agreement with GCI, whose securities shall be included first in the number of secondary shares that may be included in such registration) based upon the amount of GCI's securities requested by such security holders to be sold thereunder. GCI's obligations under this Section 2 shall apply to a registration to be effected for securities to be sold for GCI's account as well as a registration statement which includes securities to be offered for the account of other holders of GCI equity securities having contractual registration rights. Nothing in this Agreement shall give WorldCom or Network Services priority in its rights to register the Class A common stock issuable upon conversion of the Series C Preferred Stock over the Class A common stock issuable upon conversion of GCI's Series B Convertible Preferred Stock issued to Toronto Dominion Investments, Inc., and Prime VIII, L.P. under that Series B Preferred Registration Rights Agreement dated April 30, 1999.

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        In connection with a registration to be effected pursuant to this Section 2, the Selling Holders shall enter into the same underwriting agreement as shall GCI and the other selling security holders, if any, provided that such underwriting agreement contains representations, warranties and agreements on the part of the Selling Holders that are not substantially different from those customarily made by selling-security holders in underwriting agreements with respect to secondary distributions.

        If, at any time after giving notice of GCI’s intention to register any of its securities under this Section 2 and prior to the effective date of the registration statement filed in connection with such registration, GCI shall determine for any reason not to register such securities, GCI may, at its election, give notice of such determination to Holder and thereupon will be relieved of its obligation to register the Registrable Shares in connection with such registration.

                 3.     Expenses of Registration. GCI shall pay all costs and expenses incident to GCI's performance of or compliance with this Agreement, including, without limitation, all expenses incurred in connection with the registration of the Registrable Shares, fees and expenses of compliance with Securities or blue sky laws, printing expenses, messenger, delivery and shipping expenses and fees and expenses of counsel for GCI and for certified public accountants and underwriting expenses (but not fees) except that each Selling Holder shall pay all fees and disbursements of such Selling Holder's own attorneys and accountants, and all transfer taxes and brokerage and underwriters' discounts and commissions directly attributable to the Registrable Shares being offered and sold by such Selling Holder.

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                 4.     Limitations on Registration Rights. Notwithstanding the provisions of Section 1 of this Agreement, GCI shall not be required to effect any registration under that Section if (i) the request(s) for registration cover an aggregate number of Registrable Shares having an aggregate Market Value (as defined below) of less than One Million Five Hundred Thousand Dollars ($1,500,000.00) as of the date of the last of such requests, (ii) GCI has previously filed four (4) registration statements under the Securities Act pursuant to Section 1, (iii) GCI, in order to comply with such request, would be required to (A) undergo a special interim audit or (B) prepare and file with the Commission, sooner than would otherwise be required, pro forma or other financial statements relating to any proposed transaction, or (iv) if, in the opinion of counsel to GCI, the form of which opinion of counsel shall be acceptable to the Holders, a registration is not required in order to permit resale by Holders. The first demand registration under this Agreement may be requested only by the Holders of a minimum of thirty percent (30%) of the Registrable Shares. "Market Value" as used in this Agreement shall mean, as to each class of Registrable Shares at any date, the average of the daily closing prices for such class of Registrable Shares, for the ten (10) consecutive trading days before the day in question. The closing price for shares of such class for each day shall be the last reported sale price regular way, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the composite tape, or if the shares of such class are not quoted on the composite tape, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended ("Exchange Act"), on which shares of such class are listed or admitted to trading, or if they are not listed or admitted to trading on any such exchange, the closing sale price (or the average of the quoted closing bid and asked price if no sale is reported) as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any comparable system, or if the shares of such class are not quoted on NASDAQ or any comparable system, the average of the closing bid and asked prices as furnished by any market maker in the securities of such class who is a member of the National Association of Securities Dealers, Inc., or in the absence of such closing bid and asked price, as determined by such other method as GCI's Board of Directors shall from time to time deem to be fair.

                 5.     Obligations with Respect to Registration.

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                         (a)     If and whenever GCI is obligated by the provisions of this Agreement to effect the registration of any Registrable Shares under the Securities Act, GCI shall promptly:

                                 (i)   Prepare and file with the Commission a registration statement with respect to such Registrable Shares and use reasonable commercial efforts to cause such registration statement to become effective, provided that before filing a registration statement, or prospectus or any amendment or supplement thereto, GCI will furnish to counsel selected by the holders of a majority of the Registrable Shares covered by such registration statement copies of all such statements proposed to be filed, which documents shall be subject to the review of such counsel;

                                 (ii)   Prepare and file with the Commission any amendments and supplements to the Registration Statement and to the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act and the rules and regulations promulgated thereunder with respect to the disposition of all Registrable Shares covered by the Registration Statement for the period required to effect the distribution of such Registrable Shares, but in no event shall GCI be required to do so (i) in the case of a Registration Statement filed pursuant to Section 1, for a period of more than two hundred seventy (270) days following the effective date of the Registration Statement and (ii) in the case of a Registration Statement filed pursuant to Section 2, for a period exceeding the greater of (A) the period required to effect the distribution of securities for GCI’s account and (B) the period during which GCI is required to keep such Registration Statement in effect for the benefit of selling security holders other than the Selling Holders;

                                 (iii)   Notify the Selling Holders and their underwriter, and confirm such advice in writing, (A) when a Registration Statement becomes effective, (B) when any post-effective amendment to a Registration Statement becomes effective, and (C) of any request by the Commission for additional information or for any amendment of or supplement to a Registration Statement or any prospectus relating thereto;

                                 (iv)   Furnish at GCI's expense to the Selling Holders such number of copies of a preliminary, final, supplemental or amended prospectus, in conformity with the requirements of the Securities Act and the rules and regulations promulgated thereunder, as may reasonably be required in order to facilitate the disposition of the Registrable Shares covered by a Registration Statement, but only while GCI is required under the provisions hereof to cause a Registration Statement to remain effective; and

                                 (v)   Register or qualify at GCI's expense the Registrable Shares covered by a Registration Statement under such other securities or blue sky laws of such jurisdictions in the United States as the Selling Holders shall reasonably request, and do any and all other acts and things which may be necessary to enable each Selling Holder whose Registrable Shares are covered by such Registration Statement to consummate the disposition in such jurisdictions of such Registrable Shares; provided, however, that GCI shall in no event be required to qualify to do business as a foreign corporation or as a dealer in any jurisdiction where it is not so qualified, to amend its articles of incorporation or to change the composition of its assets at the time to conform with the securities or blue sky laws of such jurisdiction, to take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the Registrable Shares covered by the Registration Statement or to subject itself to taxation in any jurisdiction where it has not therefore done so.

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                                 (vi)   Notify each Holder of Registrable Shares, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading, and, at the request of any such seller, GCI will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to purchasers of Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                                 (vii)   Cause all such Registrable Shares to be listed on each securities exchange on which similar securities issued by GCI are then listed and to be qualified for trading on each system on which similar securities issued by GCI are from time to time qualified;

                                 (viii)   Provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such registration statement and thereafter maintain such a transfer agent and registrar;

                                 (ix)   Enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the shares of Registrable Shares being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares;

                                 (x)   Make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of GCI, and cause GCI’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement;

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                                 (xi)   Otherwise use reasonable commercial efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, all earning statements as and when filed with the Commission, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                                 (xii)   Permit any Holder of Registrable Shares which might be deemed, in the sole and exclusive judgment of such Holder, to be an underwriter or a controlling person of GCI, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material furnished to GCI in writing, which in the reasonable judgment of such holder and its counsel should be included; and

                                 (xiii)   In the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Shares included in such registration statement for sale in any jurisdiction, GCI will use reasonable commercial efforts to promptly obtain the withdrawal of such order.

                         (b)     GCI's obligations under this Agreement with respect to the Selling Holder shall be conditioned upon the Selling Holder's compliance with the following:

                                 (i)   Such Selling Holder shall cooperate with GCI in connection with the preparation of the Registration Statement, and for so long as GCI is obligated to file and keep effective the Registration Statement, shall provide to GCI, in writing, for use in the Registration Statement, all such information regarding the Selling Holder and its plan of distribution of the Registrable Shares as may be necessary to enable GCI to prepare the Registration Statement and prospectus covering the Registrable Shares, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith;

                                 (ii)   During such time as the Selling Holder may be engaged in a distribution of the Registration Shares, such Selling Holder shall comply with Rules 10b-2, 10b-6 and 10b-7 promulgated under the Exchange Act and pursuant thereto it shall, among other things: (A) not engage in any stabilization activity in connection with GCI’s securities in contravention of such rules; (B) distribute the Registrable Shares solely in the manner described in the Registration Statement; (C) cause to be furnished to each broker through whom the Registrable Shares may be offered, or to the offeree if an offer is not made through a broker, such copies of the prospectus covering the Registrable Shares and any amendment or supplement thereto and documents incorporated by reference therein as may be required by law; and (D) not bid for or purchase any GCI securities or attempt to induce any person to purchase any GCI securities other than as permitted under the Exchange Act;

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                                 (iii)   If the Registration Statement provides for a Shelf Offering, then at least ten (10) business days prior to any distribution of the Registrable Shares, any Selling Holder who is an “affiliated purchaser” (as defined in Rule 10b-6 promulgated under the Exchange Act) of GCI shall advise GCI in writing of the date on which the distribution by such Selling Holder will commence, the number of the Registrable Shares to be sold and the manner of sale. Such Selling Holder also shall inform GCI when each distribution of such Registrable Shares is over; and

                                 (iv)   GCI shall not grant any conflicting registration rights to other holders of its shares, to the extent that such rights would prevent Holders from timely exercising their rights hereunder.

                 6.     Indemnification.

                         (a)     By GCI. In the event of any registration under the Securities Act of any Registrable Shares pursuant to this Agreement, GCI shall indemnify and hold harmless any Selling Holder, any underwriter of such Selling Holder, each officer, director, employee or agent of such Selling Holder, and each other person, if any, who controls such Selling Holder or underwriter within the meaning of Section 15 of the Securities Act, against any losses, costs, claims, damages or liabilities, joint or several (or actions in respect thereof) (“Losses”), incurred by or to which each such indemnified party may become subject, under the Securities Act or otherwise, but only to the extent such Losses arise out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such Registrable Shares were registered under the Securities Act, in any preliminary prospectus (if used prior to the effective date of such Registration Statement) or in any final prospectus or in any post effective amendment or supplement thereto (if used during the period GCI is required to keep the Registration Statement effective) (“Disclosure Documents”), (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading or (iii) any violation of any federal or state securities laws or rules or regulations thereunder committed by GCI in connection with the performance of its obligations under this Agreement; and GCI will reimburse each such indemnified party for all legal or other expenses reasonably incurred by such party in connection with investigating or defending any such claims, including, subject to such indemnified party’s compliance with the provisions of the last sentence of subsection (c) of this Section 6, any amounts paid in settlement of any litigation, commenced or threatened, so long as GCI’s counsel agrees with the reasonableness of such settlement; provided, however, that GCI shall not be liable to an indemnified party in any such case to the extent that any such Losses arise out of or are based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission (x) made in any such Disclosure Documents in reliance upon and in conformity with written information furnished to GCI by or on behalf of such indemnified party specifically for use in the preparation thereof, (y) made in any preliminary or summary prospectus if a copy of the final prospectus was not delivered to the person alleging any loss, claim, damage or liability for which Losses arise at or prior to the written confirmation of the sale of such Registrable Shares to such person and the untrue statement or omission concerned had been corrected in such final prospectus or (z) made in any prospectus used by such indemnified party if a court of competent jurisdiction finally determines that at the time of such use such indemnified party had actual knowledge of such untrue statement or omission or (ii) the delivery by an indemnified party of any prospectus after such time as GCI has advised such indemnified party in writing that the filing of a post-effective amendment or supplement thereto is required, except the prospectus as so amended or supplemented, or the delivery of any prospectus after such time as GCI’s obligation to keep the same current and effective has expired.

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                         (b)     By the Selling Holders. In the event of any registration under the Securities Act of any Registrable Shares pursuant to this Agreement, each Selling Holder shall, and shall cause any underwriter retained by it who participates in the offering to agree to, indemnify and hold harmless GCI, each of its directors, each of its officers who have signed the Registration Statement and each other person, if any, who controls GCI within the meaning of Section 15 of the Securities Act, against any Losses, joint or several, incurred by or to which such indemnified party may become subject under the Securities Act or otherwise, but only to the extent such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any of the Disclosure Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, if the statement or omission was in reliance upon and in conformity with written information furnished to GCI by such indemnifying party specifically for use in the preparation thereof, (ii) the delivery by such indemnifying party of any prospectus after such time as GCI has advised such indemnifying party in writing that the filing of a post-effective amendment or supplement thereto is required, except the prospectus as so amended or supplemented, or after such time as the obligation of GCI to keep the Registration Statement effective and current has expired or (iii) any violation by such indemnifying party of its obligations under Section 5(b) of this Agreement or any information given or representation made by such indemnifying party in connection with the sale of the Selling Holder’s Registrable Shares which is not contained in and not in conformity with the prospectus (as amended or supplemented at the time of the giving of such information or making of such representation); and each Selling Holder shall, and shall cause any underwriter retained by it who participates in the offering to agree to, reimburse each such indemnified party for all legal or other expenses reasonably incurred by such party in connection with investigating or defending any such claim, including, subject to such indemnified party’s compliance with the provisions of the last sentence of subsection (c) of this Section 6, any amounts paid in settlement of any litigation, commenced or threatened; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action arising pursuant to a registration if such settlement is effected without the consent of Selling Holder; and provided further, that no Selling Holder shall be required to undertake liability under this Section 6(b) for any amounts in excess of the proceeds to be received by such Selling Holder from the sale of its securities pursuant to such registration, as reduced by any damages or other amounts that such Selling Holder was otherwise required to pay hereunder.

                         (c)     Third Party Claims. Promptly after the receipt by any party hereto of notice of any claim, action, suit or proceeding by any person who is not a party to this Agreement (collectively, an “Action”) which is subject to indemnification hereunder, such party (“Indemnified Party”) shall give reasonable written notice to the party from whom indemnification is claimed (“Indemnifying Party”). The Indemnifying Party shall be entitled, at the Indemnifying Party’s sole expense and liability, to exercise full control of the defense, compromise or settlement of any such Action unless the Indemnifying Party, within a reasonable time after the giving of such notice by the Indemnified Party, shall (i) admit in writing to the Indemnified Party, the Indemnifying Party’s liability to the Indemnified Party for such Action under the terms of this Section 6, (ii) notify the Indemnified Party in writing of the Indemnifying Party’s intention to assume the defense thereof and (iii) retain legal counsel reasonably satisfactory to the Indemnified Party to conduct the defense of such Action. The Indemnified Party and the Indemnifying Party shall cooperate with the party assuming the defense, compromise or settlement of any such Action in accordance herewith in any manner that such party reasonably may request. If the Indemnifying Party so assumes the defense of any such Action, the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the Indemnified Party’s sole expense unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) any relief other than the payment of money damages is sought against the Indemnified Party or (iii) the Indemnified Party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, and in any such case the fees and expenses of such separate counsel shall be borne by the Indemnifying Party. No Indemnifying Party shall settle or compromise any such Action in which any relief other than the payment of money damages is sought against any Indemnified Party unless the Indemnified Party consents in writing to such compromise or settlement, which consent shall not be unreasonably withheld. No Indemnified Party shall settle or compromise any such Action for which it is entitled to indemnification hereunder without the Indemnifying Party’s prior written consent, unless the Indemnifying Party shall have failed, after reasonable notice thereof, to undertake control of such Action in the manner provided above in this Section 6.

                         (d)     Contribution. If the indemnification provided for in subsections (a) or (b) of this Section 6 is unavailable to or insufficient to hold the Indemnified Party harmless under subsections (a) or (b) above in respect of any Losses referred to therein for any reason other than as specified therein, then the Indemnified Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnified Party on the one hand and such Indemnified Party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that the contribution obligations contained in this Section 6(d) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action arising pursuant to a registration if such settlement is effected without the consent of Selling Holder; and provided further, that no Selling Holder shall be required to make any contributions under this Section 6(d) for any amounts in excess of the proceeds to be received by such Selling Holder from the sale of its securities pursuant to such registration, as reduced by any damages or other amounts that such Selling Holder was otherwise required to pay hereunder. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (or omitted to be supplied by) GCI or the Selling Holder (or underwriter) and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the Losses referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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                 7.     Miscellaneous.

                         (a)     Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by telecopier (with a conforming copy by U.S. mail), as follows:

(i)	if to GCI at:
General Communication, Inc.
2550 Denali Street, Suite 1000
Anchorage, Alaska 99503
ATTN: Chief Financial Officer
Telecopy: (907) 265-5676

With a copy to:

General Communication, Inc.
2550 Denali Street, Suite 1000
Anchorage, Alaska 99503
ATTN: Corporate Counsel
Telecopy: (907) 265-5676

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(ii)	if to Network Services, at: MCI WORLDCOM Network Services, Inc. c/o WorldCom Venture Fund, Inc. 1133 19th Street, NW Washington, DC 20036 ATTN: Mr. Stephen Mooney Telecopy: (202) 736-6293
(iii)	if to WorldCom, at:
c/o WorldCom Venture Fund, Inc.
1133 19th Street, NW
Washington, DC 20036
ATTN: Mr. Stephen Mooney
Telecopy: (202) 736-6293

with a copy to:

WorldCom, Inc.
1133 19th Street, NW
Washington, DC 20036
ATTN: Office of the General Counsel

                                 (iv)   if to any Holder other than Network Services or WorldCom, at the address provided to GCI (and if none provided, to WorldCom and Network Services)

or to such other person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof, except that any notice of a change of address shall be effective only upon actual receipt thereof.

                         (b)     Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

                         (c)     Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied is intended to confer on any person other than the parties hereto or their respective successors and assigns (including, in the case of Network Services and WorldCom, any successor or assign thereof as the holder of Registrable Shares), any rights, remedies, obligations or liabilities under or by reason of this Agreement, other than rights conferred upon indemnified persons under Section 6.

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                         (d)     Amendment and Modification. This Agreement may be amended or modified only by an instrument in writing signed by or on behalf of each party and any other person then a Holder. Any term or provision of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof.

                         (e)     Section Headings. The section headings contained in this Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                         (f)     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

                         (g)     Applicable Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Alaska, without regard to the conflict of laws and rules thereof.

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        IN WITNESS THEREOF, the parties hereto have executed this Agreement as of the date first above written.

GENERAL COMMUNICATION, INC.
By:	John M. Lowber, Senior Vice President
MCI WORLDCOM NETWORK SERVICES, INC.
By:
Name:
Title:
WORLDCOM, INC.
By:
Name:
Title:

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